CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Form S-8 (Registration
No. 33-55503) dated September 16, 1994 pertaining to the Employee Stock Purchase Plan of Quantum Corporation and Form S-8 (Registration No. 33-54343) dated June 28, 1994 pertaining to the 1993 Long Term Incentive Plan of Quantum Corporation of our report dated September 29, 1994 included in Form 8-K/A-1 dated January 30, 1995 of Quantum Corporation which presents the Assets Sold and Liabilities Assumed by Quantum Corporation of the Disks, Heads and Tapes Business of the Storage Business Unit of Digital Equipment Corporation (the "Business") as of July 2, 1994 and July 3, 1993 and the Related Statements of Operations for each of the three fiscal years in the period ended July 2, 1994 based on our audits of the Financial Statements (the "Financial Statements") of the Business. Our report on the Financial Statements contains the following two emphasis of matter paragraphs in addition to an explanatory paragraph. The first emphasis of matter para-graph describes the financial statements as not intending to be a complete presentation of Business' financial position or cash flows. The second emphasis of matter paragraph concerns costs and expenses presented in the Financial Statements which represent allocations and management's estimates of the costs of services provided by Digital Equipment Corporation and management's decision regarding revenue pricing and recognition and allocation of certain selling and administrative expenses in the Financial Statements. The explanatory paragraph concerns the Business's change in accounting method for postretirement benefits other than pensions in the Financial Statements.

                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 30, 1995